FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the
 Rule 10f3 Procedures)
Name of Fund:  Lehman Brothers First Trust Income Opportunity Fund
(HYI)

Name of Adviser (or SubAdviser)	 Lehman Brothers Asset Management LLC

1.	Issuer: Ipalco Enterprises, Inc.

2.	Date of Purchase: April 2, 2008

3.	Underwriter from whom purchased: Merrill Lynch & Co.

4.	(a) Affiliated Underwriter managing or participating in
	syndicate: Lehman Brothers Inc.




(b)  Other members of the
	underwriting syndicate (List all or you may attach the first two pages from the final prospectus): Banc of America Securities LLC, JPMorgan, Scotia Capital

5.	Aggregate principal amount of purchase: 15,000,000

6.	Aggregate principal amount of offering: 395,000,000

7.	Total principal amount purchased for the Fund 995,000

8.	Purchase price (net of fees and expenses): 98.526

9.	Date offering commenced: April 2, 2008

10.	Offering price at close of first full business day after
	offering commenced: 98.526

11.	Commission or Gross Spread:	1.50% 			 $?????/unit

12.	Yield to Maturity	7.358%

13.	Have the following conditions been satisfied? (Please check
	all those that apply).						Yes	No

	(a) The securities are (select one):

	(i) part of a Registered Offering;

	(ii) are part of an issue of Government Securities;

	(iii) are Eligible Municipal Securities;

	(iv) are securities sold in an Eligible Foreign Offering; or

	(v) are securities sold in an Eligible Rule 144A Offering?	X


									Yes	No

	(b) The securities were purchased prior to the end of the
	first day on which any sales were made (or if the securities
	were issued for subscription upon exercise of rights, the
	securities were purchased on or before the fourth day
	preceding the day on which the rights offering terminated)?	X

	(c) The purchase price paid was not more than the price paid
	by each other purchaser of securities in the offering or in
	any concurrent offering of the securities (except, in the case
	of an Eligible Foreign Offering, for any rights to purchase
	that are required by law to be granted to existing security
	holders of the issuer)?						X

	(d) The responses to (a), (b), and (c) above are based upon written statement(s) made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which
	the purchase was made?						X

	(e) The securities either are Eligible Municipal Securities,
	or the issuer of the securities and its predecessors have been
	in continuous operation for not less than three years?		X

	(f) The underwriting was a firm commitment underwriting (if
	the underwriters purchased any securities in the underwriting)?	X

	(g) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. (Please also
	complete the attached Comparables Form.)			X

	(h) The amount of such securities (other than those sold in an Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR

	(i) if purchased in an Eligible Rule 144A Offering, the total amount purchased did not exceed 25% of the total of:

	(a) The principal amount of the offering of such class sold
	by underwriters or members of the selling syndicate to
	qualified institutional buyers, as defined in Rule 144A(a)(i)
	under the Securities Act of 1933, plus				X

	(b) The principal amount of the offering of such class in any
	concurrent public offering?					X

	(j) (i) No affiliated underwriter was a direct or indirect
	participant in or beneficiary of the sale; OR			X


									Yes	No

	(ii) With respect to the purchase of Eligible Municipal
	Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

	(k) Information has or will be timely supplied to the Funds president and treasurer (or designee) for inclusion on SEC
	Form NSAR and quarterly reports to Trustees?			X


	Signature:_________________________________________


	Print Name:________________________________________	Date:


			RULE 10f3  COMPARABLES FORM

		Name of Issue Purchased by Fund:
		AES 7.25% 04/01/2016 Cusip 462613AE0


			Comparison # 1		Comparison # 2

Security Name		Southwestern Energy Co	Nielson Finance Co
(include cusip)		7.5% 05/01/2027		10%  08/01/2014
			CUSIP 845467AD1		CUSIP 65409QAN


Yield to Maturity	6.928% at 104		9.935 at 100.25


Type of Offering	144A with Reg Rights	144A with Reg Rights
(e.g., registered,
144A)


Date offering		01/16/2008		04/16/2008
commenced



Offering Price at	100			99.5 to yield 10.103%
Issue



Was an affiliate	NO			NO
managing or a member
of the syndicate?
(this is not required
and it is preferable
that the comparable
not include an
affiliate).


Spread ($) or (%)	1.5%			2.75%

		Note:  Minimum of two comparisons must be completed for each purchase.